CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-236269 on Form S-6 of our report dated April 9, 2020, relating to the financial statements of FT 8610, comprising Dow(R) Target 5 2Q ‘20 - Term 7/9/21 (The Dow(R) Target 5 Portfolio, 2nd Quarter 2020 Series); Dow(R) Target Dvd. 2Q ‘20 - Term 7/9/21 (The Dow(R) Target Dividend Portfolio, 2nd Quarter 2020 Series); Global Target 15 2Q ‘20 - Term 7/9/21 (Global Target 15 Portfolio, 2nd Quarter 2020 Series); S&P Dividend Aristocrats Target 25 2Q ‘20 - Term 7/9/21 (S&P Dividend Aristocrats Target 25 Portfolio, 2nd Quarter 2020 Series); S&P Target 24 2Q ‘20 - Term 7/9/21 (S&P Target 24 Portfolio, 2nd Quarter 2020 Series); S&P Target SMid 60 2Q ‘20 - Term 7/9/21 (S&P Target SMid 60 Portfolio, 2nd Quarter 2020 Series); Target Divsd. Dvd. 2Q ‘20 - Term 7/9/21 (Target Diversified Dividend Portfolio, 2nd Quarter 2020 Series); Target Dbl. Play 2Q ‘20 - Term 7/9/21 (Target Double Play Portfolio, 2nd Quarter 2020 Series); Target Focus 4 2Q ‘20 - Term 7/9/21 (Target Focus Four Portfolio, 2nd Quarter 2020 Series); Target Global Dvd. Leaders 2Q ‘20 - Term 7/9/21 (Target Global Dividend Leaders Portfolio, 2nd Quarter 2020 Series); Target Growth 2Q ‘20 - Term 7/9/21 (Target Growth Portfolio, 2nd Quarter 2020 Series); Target Triad 2Q ‘20 - Term 7/9/21 (Target Triad Portfolio, 2nd Quarter 2020 Series); Target VIP 2Q ‘20 - Term 7/9/21 (Target VIP Portfolio, 2nd Quarter 2020 Series); and Value Line(R) Target 25 2Q ‘20 - Term 7/9/21 (Value Line(R) Target 25 Portfolio, 2nd Quarter 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2020